EXHIBIT 23.2

                CONSENT OF INDEPENDENT ACCOUNTANTS


     We consent to the incorporation by reference in the Registration Statement on Form S-8 of Wausau-Mosinee Paper Corporation of our report dated January 25, 2001 appearing in Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 relating to the registration of 3,145,679 shares of its common stock, no par value per share.

                              WIPFLI ULLRICH BERTELSON LLP
                              WIPFLI ULLRICH BERTELSON LLP



 Wausau, Wisconsin
 May 9, 2001